UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2007

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-131131      20-2304161
(Commission File Number)     (IRS Employer Identification No.)

17, J Avenue Yijing Garden, Aiguo Road, Luohu District,
Shenzhen City, PRC 518000
__________________________
(Address of principal executive offices and zip code)

+86-0755-25526332
_________________________
(Registrant’s telephone number including area code)

____________
(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On June 27, 2007, the Board of Directors of China Water and Drinks Inc. (the “Company”) by unanimous written consent appointed Xu Hong Bin to serve as President of the Company.

Mr. Xu, age 42, graduated from Water Resource Institute of Qinghai Province in China in 1984. Mr. Xu has over ten years of experience in bottled water and bottled beverage marketing, plant operation, setup and management, and has extensive experience in and strong business connection with water and water resource industry in China. Mr. Xu founded and managed Zhangjiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Ltd., Guangdong Taoda Beverage Company Limited and Shandong Olympic Forward Drink Co. Limited, four of the operating subsidiaries of the Company located in China. Prior to that, Mr. Xu served as a government official managing water resources in Qinghai Province from 1984 to 1990 and was the general manager of a transportation company from 1990 to 1996.

Mr. Xu has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Xu had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:  /s/ Xing Hua Chen
Name: Xing Hua Chen
Title: Chief Executive Officer

Dated: June 27, 2007